UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2008
CVB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

California	0-10140	95-3629339
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California	91764
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (909) 980-4030
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (e) On May 21, 2008, the shareholders of CVB Financial Corp. (the “Company”) approved the Company’s 2008 Equity Compensation Plan (the “Plan”). The Plan, which was previously approved by the Company’s Board of Directors on April 11, 2008, reserves an aggregate of 3,949,891 shares of Company common stock for grants of stock options and restricted stock to employees, officers, consultants and directors of the Company and its subsidiaries. A complete description of the Plan is included with the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on April 16, 2008, which description is incorporated herein by reference. A copy of the Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference. The forms of stock option agreement and restricted stock award agreement which will be used in conjunction with the Plan are attached hereto as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.
          On May 19, 2008, the Compensation Committee of the Board of Directors of the Company approved the CVB Financial Corp. Discretionary Performance Compensation Plan (the “Performance Plan”) for 2008, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference. Performance compensation for the Company’s executive officers under the Performance Plan for 2008 will be based on the return on average equity for the Company and on specific individual performance categories applied to each executive. The related weights or values assigned to return on equity and the individual performance categories will depend on the position and responsibilities of the executive. In order for any executive to receive a performance bonus under the Performance Plan, the Company must achieve a return on equity of at least 15% (fifteen percent). The Performance Plan will be administered in conjunction with the Company’s Executive Incentive Plan approved by the Company’s shareholders in 2005, a copy of which is attached hereto as Exhibit 10.5 and incorporated herein by reference.
          For the Company’s President and Chief Executive Officer and each of the Company’s (and its subsidiaries) executive officers, performance compensation will be based on the following individual categories (as reflected in the consolidated performance of CVB Financial Corp.): return on average equity, earnings growth, demand deposits, total deposits, business loans, total loans and fee income. For the Company’s Executive Vice President in charge of CitizensTrust, performance compensation will be based on the following individual categories: return on average equity, wealth management fees, investment services fees, managed assets and net earnings.
          Assuming the requisite minimum return on equity is met, the total performance compensation which may be earned by Mr. Christopher D. Myers, the Company’s President and Chief Executive Officer, is between 75% and 150% of his base salary. The total performance compensation which may be earned by each of Messrs. Edward J. Biebrich, Jr., Executive Vice President and Chief Financial Officer, Jay Coleman, Executive Vice President, Sales Division, Todd Hollander, Executive Vice President, Sales Division, and Chris Walters, Executive Vice

President, CitizensTrust, ranges between 15% and 75% of their respective base salaries depending on the executive, with the exact ranges for each individual included in Exhibit 10.4. The Compensation Committee retains the right to 1) grant performance bonuses where performance bonuses have not been earned under the guidelines of the Performance Plan and/or 2) adjust bonus allocations either upward or downward based on their judgment of an individual’s overall contribution to the Company.

Item 9.01	Financial Statements and Exhibits
(a)	Financial Statements

Not Applicable

(b)	Pro Forma Financial Information

Not Applicable

(c)	Shell Company Transactions

Not Applicable

(d)	Exhibits
                       10.1 2008 Equity Compensation Plan (incorporated by reference to Annex A to the Company’s definitive proxy statement filed on April 16, 2008).
                       10.2 Form of Stock Option Agreement pursuant to the 2008 Equity Compensation Plan.
                       10.3 Form of Restricted Stock Agreement pursuant to the 2008 Equity Compensation Plan.
                       10.4 2008 Discretionary Performance Plan
                       10.5 2005 Executive Incentive Plan (incorporated by reference to Annex A to the Company’s definitive proxy statement filed on April 7, 2005).

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP. (Registrant)
Date: May 23, 2008	By:	/s/ Edward J. Biebrich, Jr.
Edward J. Biebrich, Jr., Executive Vice President and Chief Financial Officer

Exhibit Index
                       10.1 2008 Equity Compensation Plan (incorporated by reference to Annex A to the Company’s definitive proxy statement filed on April 16, 2008).
                       10.2 Form of Stock Option Agreement pursuant to the 2008 Equity Compensation Plan.
                       10.3 Form of Restricted Stock Agreement pursuant to the 2008 Equity Compensation Plan.
                       10.4 2008 Discretionary Performance Plan.
                       10.5 2005 Executive Incentive Plan (incorporated by reference to Annex A to the Company’s definitive proxy statement filed on April 7, 2005).